Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

By, Between, and Among

FORTUNE RISE ACQUISITION CORPORATION

FRLA MERGER SUB, INC.

and

WATER ON DEMAND, INC.

Dated as of October 24, 2023

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”) is entered into as of October 24, 2023, by, between, and among Water on Demand, Inc., a Texas corporation (the “Company”), Fortune Rise Acquisition Corporation, a Delaware corporation (“FRLA”), and FRLA Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of FRLA (“Merger Sub”). FRLA, the Company, and the Merger Sub may be referred to herein as “Parties.” Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 1.1 hereof.

RECITALS

WHEREAS, (a) FRLA is a blank check company incorporated in Delaware on February 1, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is a wholly-owned Subsidiary of FRLA that was formed for the purpose of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of FRLA, FRLA is required to provide an opportunity for Public Stockholders to have their outstanding FRLA Class A Shares redeemed on the terms and subject to the conditions set forth therein;

WHEREAS, as of the date of this Agreement, Fortune Rise Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), owns 2,283,750 FRLA Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, FRLA and the Company are entering into the letter agreement, substantially in the form attached hereto as Exhibit A (the “Sponsor Letter Agreement”), pursuant to which, among other things, the Sponsor has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) agree to or alternatively waive any adjustment to the conversion ratio set forth in the Governing Documents of FRLA or any other anti-dilution or similar protection with respect to the FRLA Class B Shares, such that the FRLA Class B Shares will convert into FRLA Class A Shares at the Closing on a one-to-one basis, and (c) subject certain of the FRLA Class B Shares currently held by the Sponsor to forfeiture, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, the board of directors of FRLA (the “FRLA Board”) has (a) approved this Agreement, the Ancillary Documents to which FRLA is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of FRLA Class A Shares and FRLA Class B Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;

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WHEREAS, FRLA, as the sole stockholder of Merger Sub, has approved and adopted, or will as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and, after giving effect to the Merger, the Company will be a wholly-owned Subsidiary of FRLA, and (b) each share of Company Common Stock will be automatically converted as of the Effective Time into a portion of the Merger Consideration, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (b) the Merger be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (clauses (a)-(b), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (Pub. L. 111 148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111 152), and the regulations promulgated pursuant to each of the foregoing laws.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Ancillary Documents” means the Subscription Agreements, the Sponsor Letter Agreement, the Letters of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

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“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (FCPA) and any other anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering, which are applicable to FRLA or the Company.

“Anti-Money Laundering Laws” means all applicable Laws and sanctions, foreign, state and federal, criminal and civil, that:(a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a “financial institution” (as defined in 31 U.S.C. 5312 (a)(z), as periodically amended) conducts business; (d) require reporting of suspicious activity; or (e) are designed to disrupt the flow of funds to terrorist organizations. Such applicable Laws shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56, the Bank Secrecy Act of 1970, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., the Intelligence Reform & Terrorism Prevention Act of 2004, and the sanction regulations promulgated pursuant thereto by U.S. Department of the Treasury’s Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

“Basile” has the meaning set forth in Section 8.19.

“Business” means the business of the manufacture, sale, and installation of modern water treatment technology.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Certificates” has the meaning set forth in Section 2.1(a)(vii).

“Certificates of Merger” has the meaning set forth in Section 2.1(a)(ii).

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount payable to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction during the period beginning on the date of the Latest Balance Sheet and ending on the Closing Date.

“Closing” has the meaning set forth in Section 2.2.

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“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filings” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from an FRLA Party), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company or any of its Subsidiaries or (ii) all or a material portion of the assets or businesses of the Company or any of its Subsidiaries (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its Subsidiaries that results in the acquisition or transfer of beneficial ownership of equity securities, or the right to acquire beneficial ownership or to vote, equity securities representing 10% or more of the then-outstanding voting power of the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, no transaction between the Company and an FRLA Party or the issuance by the Company or any of its Subsidiaries to an FRLA Party, including as contemplated by this Agreement, the Ancillary Documents, or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Common Stock” means common stock, par value $0.0001 per share, of the Company.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to FRLA by the Company on the date of this Agreement.

“Company D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, (b) the aggregate amount of Change of Control Payments that are payable as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement that when paid constitute compensation to the recipient, transaction or similar bonuses, stay bonuses, retention payments and any other similar payments (including, in each case, the employer portion of any unemployment, social security or payroll Taxes thereon, determined as if such amounts were payable at the Closing) that are created, accelerated, accrued, become payable to, or in respect of any current or former employee or other individual service provider, but excluding “double trigger” payments and any payment due as a result of an action taken on or after the Closing Date or after the consummation of the transactions contemplated by this Agreement (including the termination of any employee on the Closing Date or after the consummation of such transaction), and (c) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of any HSR Act filing fee and fifty percent (50%) of any filing fee related to the Registration Statement. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any FRLA Expenses.

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“Company Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Organization and Qualification), 3.2 (Capitalization and Group Companies), 3.3 (Authority), 3.7(b) (No Violations) and 3.19 (Brokers).

“Company IT Systems” means all computer systems, Software, hardware, communication systems, servers, network equipment and related documentation, interfaces, data and databases, and all other information technology or telecommunications systems that are used to process, store, maintain or operate data, information, and functions used in connection with the business of a Group Company that are, in each case, owned or purported to be owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned or licensed by any Person (other than a Group Company) that is licensed or sublicensed, as applicable, to any Group Company.

“Company Licensed Patent” has the meaning set forth in Section 3.15(a).

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, financial condition or prospects of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with its terms; provided, however, that, in the case of clause (a), a Company Material Adverse Effect shall not be deemed to include any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, (iv) any change, event, effect or occurrence, including a change in GAAP or in any Law or interpretations thereof, that is generally applicable to the industries or markets in which any Group Company operates, (v) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, or any actions or omissions of a Group Company taken pursuant thereto or in contemplation thereof, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 3.7(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vi) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, and the implementation of any Pandemic Measures, or any escalation of the foregoing, (vii) actions or omissions of a Group Company taken at the request of, or with the prior written consent of, a FRLA Party, or (viii) any matter to the extent that (A) it is disclosed in reasonable detail in the Company Disclosure Schedules and (B) such disclosed matter does not worsen in a materially adverse manner; except to the extent that any such change, event, effect or occurrence described in or resulting from a matter described in any of the foregoing clauses (i) through (iv) or (vi) has had or would reasonably be expected to have a materially disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

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“Company Non-Party Affiliates” means, collectively, each Company Related Party and each current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company-Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Group Companies.

“Company Product” means each product that is being tested, developed, manufactured, marketed, sold or distributed by or on behalf of the Group Companies.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of any Group Company.

“Company Related Party” has the meaning set forth in Section 3.21.

“Company Related Party Transactions” has the meaning set forth in Section 3.21.

“Company Shares” means shares of Company Common Stock.

“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

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“Company Stockholder Approval” has the meaning set forth in Section 5.13(a).

“Company Stockholders Meeting” has the meaning set forth in Section 5.13(a).

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contingent Worker” means any independent contractor, consultant, contractor, subcontractor, temporary employee, leased employee or other agent used by any Group Company and classified by such Group Company as other than an employee, or compensated other than through wages paid by such Group Company through the Group Company’s payroll function.

“Contract” or “Contracts” means any written agreement, contract, license, sublicense, lease, obligation, undertaking or other commitment or arrangement.

“Convertibles” shall mean any convertible notes, restricted stock units or other securities into shares of Company Common Stock.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2, including any variants thereof, COVID-19, or related or associated epidemics, pandemics or disease outbreaks.

“Creator” has the meaning set forth in Section 3.15(d).

“Company Audited Financial Statements” has the meaning set forth in Section 3.6(a)(i).

“DE Certificate of Merger” has the meaning set forth in Section 2.1(a)(ii).

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” has the meaning set forth in Section 2.1(a)(ii).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), and each equity or equity-based, bonus, incentive, retention, severance pay, deferred compensation, employment, compensation, change in control, supplemental income arrangement, or vacation plan, program, arrangement or agreement, in each case that any Group Company maintains, sponsors or contributes to or has any obligation to contribute to, or with respect to which any Group Company has or may reasonably be expected to have any present or future Liability (including as an ERISA Affiliate).

“Equity Incentive Plan Proposal” has the meaning set forth in Section 5.8.

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“Environmental Laws” means all Laws and Orders concerning pollution, Hazardous Substances, restoration or protection of the environment or natural resources, public health, and workplace health or safety.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $32,000,000.

“Equity Value Per Share” means (a) the Equity Value, divided by (b) the Fully Diluted Company Capitalization.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is treated as a single employer together with the Company under Code Section 414(b), (e), (m), (o) or (t), or any regulations or guidance promulgated under one or more of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.4(a).

“Exchange Fund” has the meaning set forth in Section 2.4(b).

“Exchange Ratio” means (a) the Equity Value Per Share, divided by (b) the FRLA Share Value.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.6(a).

“Foreign Benefit Plan” means each Employee Benefit Plan for the benefit of employees employed and outside of the United States of America (other than any plans, funds or similar programs that are maintained by a Governmental Entity) and which plan is not subject to ERISA or the Code.

“Fraud” means common law fraud.

“FRLA” has the meaning set forth in the introductory paragraph to this Agreement.

“FRLA Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from a Group Company), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, any transaction or series of related transactions under which FRLA or any of its Subsidiaries, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a FRLA Acquisition Proposal.

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“FRLA Board” has the meaning set forth in the recitals to this Agreement.

“FRLA Board Recommendation” has the meaning set forth in Section 5.8.

“FRLA Bylaws” has the meaning set forth in Section 2.1(a)(ix).

“FRLA Certificate of Incorporation” has the meaning set forth in Section 2.1(a)(ix).

“FRLA Class A Shares” means FRLA’s Class A Common Stock, par value $0.0001 per share.

“FRLA Class B Shares” means FRLA’s Class B Common Stock, par value $0.0001 per share.

“FRLA Common Shares” has the meaning set forth in Section 2.1(a)(iv).

“FRLA D&O Persons” has the meaning set forth in Section 5.14(a).

“FRLA Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, a FRLA Party in connection with FRLA’s initial public offering (including any and all deferred expenses in connection therewith (including fees or commissions payable to the underwriters and any legal fees)), the operation of the business and affairs of FRLA (including all amounts payable by FRLA pursuant to any promissory note or other debt instrument to which it is a party), the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any FRLA Party and (b) any other fees, expenses, commissions or other amounts that are allocated to any FRLA Party pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of any HSR Act filing fee and fifty percent (50%) of any filing fee related to the Registration Statement. Notwithstanding the foregoing or anything to the contrary herein, FRLA Expenses shall not include any Company Expenses.

“FRLA Financial Statements” means all of the financial statements of FRLA included in the FRLA SEC Reports.

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“FRLA Fundamental Representations” means the representations and warranties set forth in Sections 4.1 (Organization and Qualification), 4.2 (Authority), 4.3(b) (No Violations), 4.4 (Brokers) and 4.6 (Capitalization of the FRLA Parties).

“FRLA Incentive Equity Plan” has the meaning set forth in Section 5.18.

“FRLA Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, financial condition or prospects of the FRLA Parties, taken as a whole, or (b) the ability of FRLA to consummate the transactions contemplated by this Agreement in accordance with its terms; provided, however, that, in the case of clause (a), a FRLA Material Adverse Effect shall not be deemed to include any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, (iv) any change, event, effect or occurrence, including a change in GAAP or in any Law or interpretations thereof, that is generally applicable to the industries or markets in which FRLA operates, (v) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, or any actions or omissions of a FRLA Party taken pursuant thereto or in contemplation thereof, including the impact thereof on the relationships, contractual or otherwise, of any FRLA Party with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 4.7(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vi) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, and the implementation of any Pandemic Measures, or any escalation of the foregoing, (vii) actions or omissions of a FRLA Party taken at the request of, or with the prior written consent of, a Group Company, or (viii) any matter to the extent that (A) it is disclosed in reasonable detail in the FRLA Disclosure Schedules and (B) such disclosed matter does not worsen in a materially adverse manner; except to the extent that any such change, event, effect or occurrence described in or resulting from a matter described in any of the foregoing clauses (i) through (iv) or (vi) has had or would reasonably be expected to have a materially disproportionate adverse effect on the FRLA Parties, taken as a whole, relative to other participants operating in the industries or markets in which the FRLA Parties operate.

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“FRLA Non-Party Affiliates” means, collectively, each FRLA Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any FRLA Related Party (other than, for the avoidance of doubt, any FRLA Party).

“FRLA Parties” means, collectively, FRLA and Merger Sub.

“FRLA Related Parties” has the meaning set forth in Section 4.9.

“FRLA Related Party Transactions” has the meaning set forth in Section 4.9.

“FRLA SEC Reports” has the meaning set forth in Section 4.7.

“FRLA Share Value” means (i) the aggregate amount of cash on deposit in the Trust Account (without giving effect to the FRLA Stockholder Redemption) as of two (2) Business Days prior to the Closing Date, including interest not previously released to FRLA to pay Taxes of FRLA divided by (ii) the total number of then issued and outstanding FRLA Class A Shares (without giving effect to the FRLA Stockholder Redemption).

“FRLA Stockholder Approval” means the approval of each Transaction Proposal, at the FRLA Stockholders Meeting where a quorum is present, by the affirmative vote of holders of at least a majority of the votes cast by the Pre-Closing FRLA Holders present in person or represented by proxy at the FRLA Stockholders Meeting and entitled to vote on such matter.

“FRLA Stockholders Meeting” has the meaning set forth in Section 5.8.

“FRLA Stockholder Redemption” means the right of Public Stockholders to redeem all or a portion of their FRLA Class A Shares prior to the Closing (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of FRLA.

“Fully Diluted Company Capitalization” means the sum of the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (including, for the avoidance of doubt, the number of shares of Company Common Stock issuable upon conversion of all Convertibles on the then applicable conversion ratio).

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposals” has the meaning set forth in Section 5.8.

“Governing Documents” means the formation documents (including the Bylaws) of the respective entity.

“Governmental Entity” means any United States or non-United States (a) federal, state, regional, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private); provided, however, that (for the avoidance of doubt) institutional review boards shall not be “Governmental Entities” hereunder.

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“Group Companies” means, collectively, the Company and its Subsidiaries, if any.

“Group Company” means either the Company or any of its Subsidiaries, as the context requires.

“Group Company Affiliate” means any Person who is an Affiliate of any Group Company.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, but excluding for the avoidance of doubt the effects of Accounting Standards Update No. 2016-02, Leases (Topic 842), (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or treaty regime, or under any international convention, and whether registered or not registered, including all (a) patents, inventions, industrial designs, continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, icons, Internet domain names, corporate names, social medial handles and account identifiers, and other source or business identifiers, and together with the goodwill associated with any of the foregoing (collectively, “Marks”); (c) copyrights, copyrightable works, works of authorship, data and databases, mask work rights, and moral rights (collectively, “Copyrights”); (d) trade secrets, know-how, methods, techniques, processes, and confidential and proprietary information, including business, financial, customer and technical information, inventions and formulae, whether patentable or not; (e) Software or other technology; and (f) all applications, registrations, extensions and renewals of any of the foregoing.

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“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 8.18.

“Proxy Statement/Prospectus” means the proxy statement/prospectus to be included in the Registration Statement and that shall be a proxy statement of FRLA with respect to the matters to be submitted to FRLA at the FRLA Stockholders Meeting and a prospectus of FRLA, including all amendments and supplements thereto.

“KBA” has the meaning set forth in Section 8.19.

“Latest Balance Sheet” has the meaning set forth in Section 3.6(a).

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.20(b).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other similar interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.9(a).

“Material Customers” means the top ten (10) customers of the Group Companies, taken as a whole, based on revenue received by the Group Companies from each such customer for the trailing twelve (12) months ended June 30, 2023.

“Material Permits” has the meaning set forth in Section 3.8.

“Material Suppliers” means the top ten (10) suppliers (determined by the amount purchased) of the Group Companies, taken as a whole, for the trailing twelve (12) months ended June 30, 2023.

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“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration” means with respect to each outstanding share of Company Common Stock (which shall include Company Common Stock that results from the conversion of any Convertibles) a number (equal to the Exchange Ratio) of FRLA Common Shares.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Proposal” has the meaning set forth in Section 5.8.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Non-Sponsor FRLA Class B Shares” means all FRLA Class B Shares not owned by the Sponsor.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $25,000 per license or an ongoing licensee fee of less than $10,000 per year.

“Officers” has the meaning set forth in Section 5.16(a).

“Order” means any outstanding writ, order, judgment, injunction, binding decision or determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Pandemic Measures” means any “shelter-in-place,” “stay at home,” workforce reduction, furlough, employee time off, employee leave, social distancing, shut down, closure, sequester, business or workplace reopening, or other conditions, restrictions or requirements pursuant to any Law, order, or directive of or by any Governmental Entity, the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration or the Equal Employment Opportunity Commission, in connection with or in respect to COVID-19 or any other virus.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

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“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which, in either case, sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of nonexclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice, and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information relating to an identified natural person that is regulated by the Privacy Laws.

“Pre-Closing FRLA Holders” means the holders of FRLA Class A Shares and FRLA Class B Shares at any time prior to the Effective Time.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.22(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Group Companies.

“Privacy Requirements” has the meaning set forth in Section 3.22(a).

“Privileged Communications” has the meaning set forth in Section 8.19(b).

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

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“Processing” means any operation or set of operations performed on data, including storing, use, disclosure, collection, disposal, transferring or otherwise accessing or interacting with such data.

“Prospectus” has the meaning set forth in Section 8.18.

“Public Stockholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source Software or pursuant to similar free licensing, access or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form, (b) be licensed for purposes of making derivative works, or (c) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all (i) issued and pending applications for Patents, (ii) registered and pending applications for Marks, (iii) registered and pending applications for Copyrights, (iv) social media handles and account identifiers registered with social media platforms, and (v) registered and pending applications for Internet domain names.

“Registration Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing the Proxy Statement/Prospectus, including all amendments and supplements thereto.

“Representatives” means with respect to any entity, such entity’s directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives or agents engaged or retained by such Person.

“Restricted Shares” means restricted Company Shares.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or (c) anti-boycott measures that apply to the Company.

“Schedules” means, collectively, the Company Disclosure Schedules and the FRLA Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

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“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic (including applicable state jurisdictions) securities or similar Laws.

“Signing Filings” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all: (a) computer programs, applications, and code, including system software, mobile apps, software provided for access or use in a “hosted” or “SaaS” basis, scripts, routines, screens, user interfaces, report formats and software implementations of algorithms, models and methodologies, whether in source code, object code or other form; (b) data, databases and data compilations, including libraries and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; (d) the technology supporting, and the contents and audiovisual displays of, any website(s); and (e) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor FRLA Class B Shares” means the FRLA Class B Shares owned by the Sponsor.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Company” has the meaning set forth in Section 2.1(a)(i).

“TBOC” means the Texas Business Organizations Code, as amended.

“Tax” means any United States federal, state or local, or any non-United States, income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

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“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Returns” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Litigation” has the meaning set forth in Section 5.2(d).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Share Consideration” means an aggregate number of FRLA Class A Shares equal to (1) the Equity Value, divided by (2) the FRLA Share Value.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trustee” has the meaning set forth in Section 4.8.

“TX Certificate of Merger” has the meaning set forth in Section 2.1(a)(ii).

“Unaudited Financial Statements” has the meaning set forth in Section 3.6(a).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid FRLA Expenses” means the FRLA Expenses that are unpaid as of immediately prior to the Closing.

“Union” has the meaning set forth in Section 3.16(g).

“VStock” means VStock Transfer, LLC.

“Waived 280G Benefits” has the meaning set forth in Section 5.21.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, provincial, state or local Laws related to plant closings, relocations, mass layoffs and employment losses.

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ARTICLE II
The Merger

Section 2.1 Closing Transactions. On the terms of and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)               The Merger.

(i) On the terms of and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub and the Company shall consummate the Merger at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Company”).

(ii) At the Closing, the parties hereto shall (i) cause a certificate of merger, in a form reasonably satisfactory to the Company and FRLA (the “DE Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware and (ii) cause a certificate of merger, in a form reasonably satisfactory to the Company and FRLA (the “TX Certificate of Merger” and, together with the DE Certificate of Merger, the “Certificates of Merger”), to be executed and filed with the Secretary of State of the State of Texas. The Merger shall become effective on the date and time as is agreed by FRLA and the Company and specified in the Certificates of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Merger shall have the effects set forth in Section 259 of the DGCL and Section 10.008 of the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL and the TBOC, as applicable.

(iv) At the Effective Time, (A) each FRLA Class A Share and each FRLA Class B Share (other than such FRLA Class B Shares held by Sponsor which are forfeited pursuant to the Sponsor Letter Agreement) that is issued and outstanding immediately prior to the Merger shall become one share of common stock, par value $0.0001 per share, of FRLA (“FRLA Common Shares”), and (B) the Governing Documents (including the certificate of incorporation) of the Surviving Company shall be amended so that the Governing Documents of Company shall be those of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

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(v) FRLA shall take all necessary action, including causing the directors of FRLA to resign, so that immediately after the Effective Time, FRLA’s board of directors (the “Post-Closing FRLA Board”) will consist of five (5) individuals: two (2) persons that are designated by the Company prior to the Closing (the “Company Director Designees”); and three (3) persons that are mutually designated by FRLA and the Company prior to the Closing, each of whom shall be required to qualify as an independent director under the Nasdaq rules; provided that the applicable Party shall only designate Person(s) eligible to serve as a director on the Post-Closing FRLA Board in accordance with the applicable corporate governance standards and qualifications set forth by Nasdaq and any SEC rules, regulations or provisions related to individuals serving on the board of directors of a public company. At or prior to the Closing, FRLA will execute and deliver to each member of the Post-Closing FRLA Board a customary director indemnification agreement, in form and substance reasonably acceptable to the Company and FRLA. FRLA shall take all necessary action, including causing the officers of FRLA to resign, so that immediately after the Effective Time, T. Riggs Eckelberry shall become the Chief Executive Officer of FRLA and Prasad Tare shall become the Chief Financial Officer of FRLA.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Company.

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(viii)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive that number of FRLA Common Shares equal to the Merger Consideration; provided, however, that any Company Shares that are Restricted Shares shall be converted into restricted FRLA Common Shares, subject to the same vesting, transfer and other restrictions as the applicable Restricted Shares. A Company Stockholder may obtain the Merger Consideration into which his, her or its Company Shares have been converted by following the requirements contemplated by Section 2.4. From and after the Effective Time, each Company Stockholder’s certificates (the “Certificates”), evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(viii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

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(ix) In connection with the Merger, the certificate of incorporation, substantially in the form attached hereto as Exhibit B (the “FRLA Certificate of Incorporation”), and the bylaws, substantially in the form attached hereto as Exhibit C (the “FRLA Bylaws”), in each case with any changes or modifications thereto as the Company and FRLA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or FRLA, as applicable), shall become the Governing Documents of FRLA, and FRLA’s name shall become “Water On Demand, Inc.”

Section 2.2 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 2.4 as promptly as reasonably practicable, but in no event later than the third Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as FRLA and the Company may mutually agree in writing.

Section 2.3 Allocation Schedule. No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to FRLA an allocation schedule (the “Allocation Schedule”) setting forth:

(a) the number of Company Shares, including Restricted Shares, held by each Company Stockholder; and

(b) the portion of the Merger Consideration allocated to each Company Stockholder.

The Company will review any comments to the Allocation Schedule provided by FRLA or any of its authorized Representatives and consider in good faith all reasonable comments on the final Allocation Schedule. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of FRLA Common Shares that each Company Stockholder will have a right to receive pursuant to Section 2.1(a)(vii) will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of FRLA Common Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares, as set forth on the Allocation Schedule, exceed or be less than the Transaction Share Consideration, and (C) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company or any other Contract to which the Company is a party or bound. The Parties acknowledge and agree that FRLA may rely exclusively (without any independent inquiry or investigation and without any liability) on the Allocation Schedule as setting forth a true, complete and accurate listing of all amounts required to be specified in this Section 2.3.

Section 2.4 Deliverables.

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(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, FRLA shall appoint VStock (or its applicable Affiliate thereof) as the exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Merger Consideration issuable in respect of such Company Shares pursuant to Section 2.1(a)(vii) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that VStock is unable or unwilling to serve as the Exchange Agent, then FRLA and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), FRLA shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.

(b) At the Effective Time, FRLA shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.4 through the Exchange Agent, evidence of FRLA Common Shares in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(a)(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(a)(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund.”

(c) Each Company Stockholder whose Company Shares have been converted into a portion of the Merger Consideration pursuant to Section 2.1(a)(vii) shall receive the portion of the Merger Consideration to which he, she or it is entitled on the date provided in Section 2.4 (d) upon (i) in the case of Company Shares held in certificated form, surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Exchange Agent), together with the delivery of any documents or agreements required by the Exchange Agent, to the Exchange Agent or (ii) in the case of Company Shares held in book-entry form, delivery of any documents or agreements required by the Exchange Agent, to the Exchange Agent.

(d) If a Certificate (or affidavit of loss in lieu thereof in the form required by the Exchange Agent), if any, is delivered to the Exchange Agent in accordance with Section 2.4 (c) (i) at least one (1) Business Day prior to the Closing Date, then FRLA and the Company shall take all necessary actions to reflect the issuance of the applicable portion of the Merger Consideration the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one (1) Business Day prior to the Closing Date, then FRLA and the Company (or the Surviving Company) shall take all necessary actions to reflect the issuance of the applicable portion of the Merger Consideration to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

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(e) If any portion of the Merger Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, the issuance of the applicable portion of the Merger Consideration shall not be reflected unless (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(f) No interest will be paid or accrued on the Merger Consideration (or any portion thereof). From and after the Effective Time, until the applicable portion of the Merger Consideration is obtained by the applicable Company Stockholders in accordance with this Section 2.4, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(viii)) shall solely represent the right to receive the FRLA Common Shares to which such Company Stockholder is entitled to receive pursuant to this Agreement.

(g) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(h) Any portion of the Exchange Fund not obtained by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to FRLA or as otherwise instructed by FRLA, and any Company Stockholder who has not obtained the applicable portion of the Merger Consideration in accordance with this Section 2.4 prior to that time shall thereafter look only to FRLA for such portion of the Merger Consideration, without any interest thereon. None of FRLA, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Merger Consideration not obtained by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of FRLA free and clear of any claims or interest of any Person previously entitled thereto.

(i) At the Effective Time, Sponsor shall cause any and all accrued and unpaid liabilities of FRLA owed to any person other than the Sponsor to be satisfied.

Section 2.5 Withholding. FRLA, the Group Companies, and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required or permitted to be deducted and withheld under applicable Tax Law and to the extent that any consideration paid or issued pursuant to Section 2.1 is compensatory in nature, such consideration shall be subject to the Company’s standard payroll procedures. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

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Section 2.6 Appraisal Rights

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the TBOC, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with TBOC 21.460 and otherwise complied with all of the provisions of the TBOC relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, any of the Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the TBOC. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such Company Shares under TBOC 21.460 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Exchange Agent), together with the delivery of any documents or agreements required by the Exchange Agent, to the Company or (ii) delivery of an “agent’s message” in the case of Company Common Stock held in book-entry form, together with the delivery of any documents or agreements required by the Exchange Agent, to the Company.

(b) The Company shall give FRLA prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the TBOC and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of TBOC Section 21.460, and FRLA shall, at its sole cost and expense, have the opportunity to participate in, but not control, all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of FRLA (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the FRLA Parties as follows:

Section 3.1 Organization and Qualification.

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(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority could not reasonably be expected to have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Company have been made available to FRLA, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents.

(c) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record owners thereof, and (iii) with respect to each Restricted Share, (A) the date of grant, (B) any applicable vesting schedule (including acceleration provisions), and (C) whether the recipient has made an election under Section 83(b) of the Code. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, and (3) have been offered, sold and issued in material compliance with applicable Law, including Securities Laws.

(b) The issued and outstanding Equity Securities of the Company are free and clear of all Liens imposed by the Company (other than transfer restrictions under applicable Securities Law). There are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

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(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. Except as set forth in Section 3.2(a) of the Company Disclosure Schedules, there are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of a Group Company, or (C) voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of a Group Company.

(d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedules, none of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(e) Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.

Section 3.3 Authority. The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

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Section 3.4 [Intentionally Omitted].

Section 3.5 [Intentionally Omitted].

Section 3.6 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to FRLA a true and complete copy of (i) the audited consolidated balance sheets of the Company as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of operations, stockholders’ deficit and cash flows of the Company for the years then ended (collectively, the “Company Audited Financial Statements”) and (ii) the unaudited consolidated balance sheets of the Company as of June 30, 2023 and June 30, 2022 (the balance sheet as of June 30, 2023, the “Latest Balance Sheet”) and the related unaudited consolidated statements of operations of the Company for the six-month periods then ended, consolidated statements of stockholders’ deficit of the Company for the six-month periods then ended, and consolidated statements of cash flows of the Company for the six-month periods then ended (collectively, the “Unaudited Financial Statements,” and, together with the Company Audited Financial Statements, the “Financial Statements”). Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (C) when included in the Registration Statement for filing with the SEC following the date of this Agreement, will comply in all material respects with the applicable accounting requirements under the Securities Act and with the applicable rules and regulations of the SEC, in each case, as in effect as of the respective dates thereof (including Regulation S-X), as applicable to the Company.

(b)               Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) for executory obligations under contracts to which any member of the Group Companies is a party (other than Liabilities for breach thereof), and (v) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any other Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 3.7 Consents and Requisite Governmental Approvals; No Violations.

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(a) Except as set forth on Section 3.7(a) of the Company Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) the filing with the SEC of (A) the Registration Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) filing of the Certificates of Merger, or (iii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) Except as set forth on Section 3.7(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.8 Permits. Section 3.8 of the Company Disclosure Schedules contains a complete listing of all Permits that are necessary to own and operate the business of the Group Companies as presently conducted and each of the Group Companies has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to the Group Companies, taken as a whole (the “Material Permits”). Except as is not could not reasonably be expected to be material to the Group Companies, taken as a whole, (i) to the Company’s knowledge, each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Group Companies, and (iii) there are, and have been, no Proceedings pending or, to the Company’s knowledge, threatened relating to the suspension, revocation or material and adverse modification of any of such Material Permit. Except as set forth on Section 3.8 of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly, require the provision of any notice to any Governmental Entity or the approval of any Material Permit for the continued conduct of the business of the Group Companies as currently conducted.

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Section 3.9 Material Contracts.

(a) Section 3.9(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.9(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.9(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any assets or properties of any Group Company, in each case, other than ordinary course trade payables;

(ii) any Contract under which any Group Company is lessee of or holds, in each case, any tangible property (other than real property), owned by any other Person;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company;

(iv) any (A) joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract and (B) any Contract with respect to material Company Licensed Intellectual Property (other than (I) any Contract of the type described in Section 3.15(c)(i), (II) licenses to Off-the-Shelf Software, (III) licenses to Public Software, and (IV) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors);

(v) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of FRLA or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, FRLA or any of its Affiliates after the Closing;

(vi) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $100,000 annually, or (B) $100,000 over the life of the agreement;

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(vii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company;

(viii) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(ix) any Contract required to be disclosed on Section 3.21 of the Company Disclosure Schedules;

(x) any Contract with any Person under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;

(xi) any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, or Contingent Worker of a Group Company (A) whose annual base salary (or, in the case of a Contingent Worker, actual or anticipated annual base compensation) is in excess of $100,000, or (B) that provides for severance or any other post-termination payments or benefits;

(xii) any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any former director, manager, officer, employee, or Contingent Worker of a Group Company pursuant to which any Group Company, as of the Closing, has or will have an obligation to pay severance or other post-termination pay;

(xiii) any Contract providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xiv) any collective bargaining agreements and any other agreements executed with a union or similar organization;

(xv) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out,” contingent purchase price or other contingent or deferred payment obligation;

(xvi) any Contract for the settlement or conciliation of a prior Proceeding or other dispute with a third party (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity, or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or FRLA or any of its Affiliates after the Closing);

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(xvii) any Contract with any (x) Material Customer or (y) Material Supplier;

(xviii)    any Contract with any Governmental Entity;

(xix) any Contract granting an exclusive or other material license in and to Company Licensed Intellectual Property, other than licenses for Off-the-Shelf Software;

(xx) any Contract granting an exclusive or other material license in and to any Company-Owned Intellectual Property, other than incidental licenses granted in the ordinary course of business; and

(xxi) any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $100,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against the applicable Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract, and (iii) no event has occurred that (with or without due notice or lapse of time or both) could reasonably be expected to result in a material breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s knowledge, the counterparties thereto.

(c) Section 3.9(c) of the Company Disclosure Schedules sets forth a list of each of the Material Suppliers and the Material Customers. Since June 30, 2023, no such Material Supplier or Material Customer has canceled, terminated or materially and adversely altered its relationship with the Company, or to the Company’s knowledge, threatened in writing to cancel or terminate its relationship with the Company. There have been no material disputes between the Company and any Material Supplier or Material Customer since the date of the Latest Balance Sheet.

Section 3.10 Absence of Changes. During the period beginning on June 30, 2023 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of FRLA if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

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Section 3.11 Litigation. Section 3.11 of the Company Disclosure Schedules sets forth a list of all material Proceedings against a Group Company or by a Group Company against any other Person, or Proceedings involving a Group Company Affiliate for matters related to a Group Company. Besides the disclosure listed in Section 3.11, there is (and for the past three (3) years there has been) no Proceeding pending or, to the Company’s knowledge, threatened against any Group Company that, if adversely decided or resolved, has been or could reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.12 Compliance with Applicable Law. To the Company’s knowledge, each Group Company (a) currently conducts (and for the past three (3) years, has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order, including those concerning any Group Company’s liability in the event of possible misuse of public funds granted by any Governmental Entity, and (b) has not received any written or to the Company’s knowledge, oral, communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order. Except as could not reasonably be expected to be material to any Group Company, without limiting the foregoing, no Group Company has violated or, to the Company’s knowledge, is under investigation with respect to, or have been threatened in writing or charged with or given notice of any violation of any provisions of: (i) Laws applicable to lending activities; (ii) the U.S. Foreign Corrupt Practices Act (FCPA); (iii) any comparable or similar Law of any jurisdiction; or (iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

Section 3.13 Employee Benefit Plans.

(a) Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction) and (ii) all employee benefit plans sponsored by an entity other than the Company in which employees of the Group Companies participated during the three (3)-year period prior to the date hereof.

(b) True, complete and correct copies of the following documents, with respect to each Employee Benefit Plan, where applicable, have previously been delivered or made available to FRLA: (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan; (ii) the most recent IRS determination, advisory or opinion letter; (iii) the most recently filed Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all summaries of material modifications thereto; (vi) the last three (3) years of non-discrimination and compliance testing results; and (vii) all non-routine written correspondence to and from any governmental agency.

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(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or approval from the Internal Revenue Service with respect to such qualification, or may rely on an opinion or advisory letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the Internal Revenue Service for a determination of the qualified status of such Employee Benefit Plan for any period for which such Employee Benefit Plan would not otherwise be covered by an Internal Revenue Service determination and, to the knowledge of the Company, no event or omission has occurred that would reasonably be expected to cause any such Employee Benefit Plan to lose such qualification.

(d) Each Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws and with its terms, including without limitation ERISA, the Code and the Affordable Care Act. No Employee Benefit Plan is, or within the past three (3) years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or any fiduciary or service provider thereof and, to the knowledge of the Company, there is no reasonable basis for any such litigation or proceeding. All payments and/or contributions required to have been made with respect to all Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(e) No Group Company nor any ERISA Affiliate has in the past three (3) years maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither any Group Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full and no facts exist that would reasonably be likely to result in Liability to any Group Company with respect to any such plan.

(f) No Group Company nor any ERISA Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar Law), and no Group Company has ever formally promised to provide such post-termination benefits.

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(g) Except as required by applicable Law, no Group Company has announced its intention to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan.

(h) Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder so that no payment under such Employee Benefit Plan will be subject to tax under Section 409A.

(i) Neither the execution and delivery of this Agreement, the stockholder approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could be reasonably expected to (either alone or in combination with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) result in, or cause the accelerated vesting of any securities, (iii) further restrict any rights of the Group Companies to amend or terminate any Employee Benefit Plan, or (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(j) The Group Companies have no obligation to make any tax “gross-up” or similar “make whole” payments, whether under Sections 409A or 4999 of the Code or otherwise.

(k) Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities. All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored by a Group Company (including severance, termination notice, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

Section 3.14 Environmental Matters. Except as could not reasonably be expected to have a Company Material Adverse Effect:

(a) None of the Group Companies have received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, or Liability under, any applicable Environmental Laws.

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(b) To the Company’s knowledge, here is no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to applicable Environmental Laws.

(c) To the Company’s knowledge, the Group Companies are in compliance with Environmental Laws. There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances by the Group Companies in violation of, or which could reasonably be expected to give rise to Liability under, applicable Environmental Laws.

(d) To the Company’s knowledge, the Group Companies are in compliance with and have all Permits required pursuant to applicable Environmental Laws with respect to the operation of the Business as currently conducted.

(e) The Group Companies have made available to FRLA copies of all material environmental, health and safety reports and documents that are in any Group Company’s possession or control relating to the current operations, properties or facilities of the Group Companies.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all Company-Owned Intellectual Property, (ii) currently issued or pending Company Registered Intellectual Property, (iii) Company-owned Software other than Off-the-Shelf Software; (iv) Company Licensed Intellectual Property that constitutes an issued or pending application for Patent or Trademark owned, or purported to be owned, by or registered to a third party (each, a “Company Licensed Patent”), and (v) unregistered Marks or Copyrights owned by any Group Company, in each case, as of the date of this Agreement. Section 3.15(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property and each Company Licensed Patent as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item, (D) the issuance, registration or application number, as applicable, for such item, and (E) whether the Intellectual Property Rights covered by such an item arose from research and/or activities performed under a government (including U.S. and foreign governments) research, educational institution, or other public funding contract.

(b) As of the date of this Agreement, all necessary fees and filings with respect to all Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such Company Registered Intellectual Property in full force and effect. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. There are no material Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such Proceedings are threatened by any Governmental Entity or any other Person.

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(c) A Group Company exclusively owns all right, title and interest in and to all Company-Owned Intellectual Property free and clear of all Liens or obligations to others (other than Permitted Liens). For all Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. Except as set forth in Section 3.15(c) of the Company Disclosure Schedules, no Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any Company-Owned Intellectual Property or Company Licensed Intellectual Property used or held for use in the business as currently conducted to any other Person, or (ii) granted any customer the right to use any Company Product or service on anything other than a non-exclusive basis. Section 3.15(c) of the Company Disclosure Schedule sets forth a list of all current licenses, sublicenses or other agreements, including covenants not to sue, under which any Person has been granted by any of the Group Companies any right or otherwise has received or acquired any right (whether or not exercisable) or interest in, any Company-Owned Intellectual Property or Company Licensed Intellectual Property, in each case, other than (A) licenses to Off-the-Shelf Software, (B) licenses to Public Software, (C) non-exclusive licenses granted by the Group Companies in the ordinary course of business, and (D) non-disclosure agreements granted by employees, individual consultants or individual contractors of any Group Companies (or by Group Company Affiliates for matters related to a Group Company) pursuant to Contracts with employees, individual consultants or individual contractors, in each case, that do not materially differ from the Group Companies’ form that has been made available to FRLA. The applicable Group Company has rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company. The Company-Owned Intellectual Property and the Company Licensed Intellectual Property constitute all of the Intellectual Property Rights owned, used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted. The Company Registered Intellectual Property and, to the knowledge of the Company, the Company Licensed Intellectual Property is valid, subsisting and enforceable (except for applications for Company Registered Intellectual Property that have not issued), and all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company-Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity. Immediately following the Closing, each Group Company shall continue to own and possess or have the rights or licenses sufficient to use all of the Company-Owned Intellectual Property (including Company Software), Company Licensed Intellectual Property, and Company IT Systems to the same extent as prior to the Closing, and the transaction contemplated by this Agreement will not result in the loss or impairment of any Group Company’s rights therein.

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(d) Except as set forth in Section 3.15(d) of the Company Disclosure Schedules, each Group Company’s and Group Company Affiliate’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the invention, improvement, modification or development of any material Company-Owned Intellectual Property (each such person, a “Creator”) have signed written agreements agreeing to maintain and protect the trade secrets and confidential information of all Group Companies. Each Creator has signed written agreements agreeing to a present assignment to such Group Company all Intellectual Property Rights invented, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company.

(e) To the Company’s knowledge, each Group Company and Group Company Affiliate has taken commercially reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by, possessed or used by each Group Company. Without limiting the foregoing, each Group Company and Group Company Affiliate has not disclosed any trade secrets, know-how or confidential information to any other Person unless such disclosure was under a written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession of each Group Company, or of any written obligations with respect to such.

(f) None of the Company-Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company-Owned Intellectual Property or Company Licensed Intellectual Property.

(g) To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person.

(h) To the Company’s knowledge, there is not now, and there has never been, any Proceeding pending against the Company, nor has any Group Company or Group Company Affiliate received, any written communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company-Owned Intellectual Property or (iii) inviting any Group Company or Group Company Affiliate to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies.

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(i) To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company-Owned Intellectual Property or Company Licensed Intellectual Property. No Group Company or Group Company Affiliate has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company-Owned Intellectual Property in any material respect.

(j) Except as set forth on Section 3.15(j) of the Disclosure Schedule, to the Company’s knowledge each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business. No Group Company or Group Company Affiliate has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to written confidentiality obligations, any of the source code that is Company-Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company-Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company or Group Company Affiliate subject to written confidentiality obligations with respect thereto.

(k) Section 3.15(k) of the Company Disclosure Schedules sets forth all Public Software that is incorporated or embedded in any proprietary Software of a Group Company by any Group Company as of the date of this Agreement. No Group Company or Group Company Affiliate has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a product or service offered by a Group Company or is otherwise considered Company-Owned Intellectual Property and that is distributed outside of the Group Companies, or is otherwise used in a manner that may trigger or subject such Group Company to any obligations set forth in the license for such Public Software, any Public Software, in whole or in part, in each case in a manner that (i) requires any Company-Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company-Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company-Owned Intellectual Property, or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company-Owned Intellectual Property, other than compliance with notice and attribution requirements, in each case, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

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(l) To the Company’s knowledge, none of the Company IT Systems contain any viruses, worms, Trojan horses, bugs, faults or other harmful devices, errors, contaminants or effects that (i) disrupt or adversely affect the functionality of any Company IT Systems or Company Software, or (ii) enable or assist any Person to access any Company IT Systems or Company Software without authorization. Each Group Company maintains commercially reasonable security, disaster recovery, and business continuity procedures and technologies. Each Group Company uses commercially reasonable efforts to protect the confidentiality, operation, and internal and external security of the Company IT Systems and all information therein or transmitted thereby.

Section 3.16 Labor Matters.

(a) Section 3.16(a) of the Company Disclosure Schedules contains a complete and accurate list of each employee of each Group Company as of the date of this Agreement, setting forth for each employee: (i) the employee’s position or title; (ii) whether classified as exempt or non-exempt for wage and hour purposes; (iii) whether paid on a salary, hourly or commission basis; (iv) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a commission-only basis), as applicable; (v) bonus and commission potential; (vi) date of hire; (vii) work location; (viii) status (i.e., active or inactive and if inactive, the type of leave and estimated duration); (ix) the entity that employs the individual; and (x) the total amount of Change of Control Payment to be paid to such employee at the Closing or otherwise in connection with the transactions contemplated hereby.

(b) Section 3.16(b) of the Company Disclosure Schedules contains a complete and accurate list of all Contingent Workers, showing for each such individual: (i) a description of his, her, or its services rendered; (ii) fees and other compensation paid and accrued to such Contingent Worker during calendar year 2022; (iii) fees and other compensation accrued and/or paid, whichever is greater, to such Contingent Worker thus far during calendar year 2023; (iv) actual or estimated hours worked per week; and (v) the primary location (e.g., U.S. state) from which services are performed.

(c) Each Group Company currently classifies and, to the Company’s knowledge, has properly classified for the last three (3) years each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, provincial, local and foreign wage and hour Laws (as applicable), except as has not and could not reasonably be expected to result in material Liability to the Group Companies, and is and has been otherwise in material compliance with such Laws. To the extent that any Contingent Workers are or were engaged by any Group Company, such Group Company currently classifies and treats them, and has properly classified and treated them for the last three years, as Contingent Workers (as distinguished from employees) in accordance with applicable Law and for the purpose of all Employee Benefit Plans and perquisites.

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(d) To the Company’s knowledge, each Group Company is, and for the past three (3) years has been, in material compliance with all applicable Laws and regulations respecting labor and employment matters, including but not limited to fair employment practices, pay equity, the classification of independent contractors, and/or consultants and/or agents, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. No Group Company is delinquent in any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.

(e) To the Company’s knowledge, in the last three (3) years, (i) none of the Group Companies (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material Liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and could not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies.

(f) To the Company’s knowledge, in the last three (3) years, no Group Company has experienced a “mass layoff” or “plant closing” as defined by WARN, and no Group Company has incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

(g) No Group Company is a party to, bound by, or negotiating any collective bargaining agreements, work rules or practices, or other agreements or Contracts with any labor organization, labor union, works council or other Person purporting to act as exclusive bargaining representative (“Union”) of any employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker, nor is there any duty on the part of any Group Company to bargain with any Union. In the last three years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, in the last three years, there have been no labor organizing activities with respect to any employees of any Group Company nor has the Company engaged in any unfair labor practice.

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(h) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred within the past six (6) months or is currently contemplated, planned or announced, including as a result of COVID-19 or any applicable employment-related Pandemic Measure. Except as could not reasonably be expected to give rise to a material Liability, to the Company’s knowledge, each Group Company has materially complied with (i) all applicable employment-related Pandemic Measures including, without limitation, all applicable COVID-19 related Laws, regulations, orders and guidance of any Governmental Entity; and (ii) the Families First Coronavirus Response Act (including with respect to eligibility for tax credits under such Act), and any other applicable COVID-19 related leave Law.

(i) Except as set forth on Section 3.16(i) of the Company Disclosure Schedules, in the past twelve (12) months (i) no director, officer, or management-level or key employee’s employment with any Group Company has been terminated or furloughed for any reason; and (ii) to the knowledge of the Company, no director, officer, or management-level or key employee, or group of employees or Contingent Workers, has indicated an intention to terminate his, her or their employment or service arrangement with the Company.

(j) Currently and, to the knowledge of the Company, within the three (3) years preceding the date of this Agreement, no Group Company or Group Company Affiliate has been a party to any form of litigation, arbitration, mediation, investigation (including but not limited to material internal investigations), audit, administrative agency proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, the misclassification of employees, independent contractors, consultants or agents, violation of restrictive covenants, sexual or other harassment or misconduct, other unlawful harassment, or unfair labor practices), and no such matters are pending or threatened against any Group Company or any employees or Contingent Workers of any Group Company (in their respective capacity as employees or Contingent Workers of any Group Company), as applicable.

(k) Except as set forth on Section 3.16(k) of the Company Disclosure Schedules, each employee of each Group Company is employed at-will and no employee is subject to any employment contract with any Group Company, whether oral or written, for a fixed term of employment with any Group Company.

(l) To the Company’s knowledge, in the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made to any Group Company (or to a Group Company Affiliate for matters related to a Group Company) against any employee, officer, or director of any Group Company and no Group Company has otherwise become aware of any such allegations. To the knowledge of the Company, there are no facts that could reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving any Group Company (or a Group Company Affiliate for matters related to a Group Company) or any employee, officer, or director of any Group Company. In the last three years, there have not been any internal investigations by or on behalf of any Group Company (or a Group Company Affiliate for matters related to a Group Company) with respect to any claims or allegations of sexual harassment, misconduct or abuse against or involving any employee, officer, or director of any Group Company, nor have there been any settlements or out-of-court or pre-charge or pre-litigation arrangements relating to such matters.

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(m) To the Company’s knowledge, no Group Company (i) is subject to any affirmative action obligations under any Law, including, without limitation, Executive Order 11246, and/or (ii) is a government contractor or subcontractor for purposes of any Law with respect to the terms and conditions of employment, including, without limitation, the Service Contracts Act or prevailing wage Laws.

(n) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and no Group Company has been reassessed in any material respect under such legislation during the past three years and, to the knowledge of the Company, no audit of any Group Company is currently being performed pursuant to any applicable workplace safety and insurance legislation.

(o) True and complete copies of all work permits and labor market impact assessment opinion confirmations relating to employees of any Group Company have been made available to FRLA. Each Group Company is in compliance with all terms and conditions of the work permits and the labor market impact assessment confirmations. No audit by a Governmental Entity is being conducted, or to the Company’s knowledge, is pending in respect of any foreign workers.

Section 3.17 Insurance. Section 3.17 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to FRLA. No claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.18 Tax Matters.

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(a) To the Company’s knowledge, each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return, and has paid all assessments and reassessments in respect of Taxes in all material respects. Each Group Company has made full and adequate provision in its books and records and interim financial statements for all Taxes which are not yet due and payable but which relate to periods ending on or before the Effective Time. To the Company’s knowledge, no Group Company has received a refund of Taxes to which it was not entitled.

(b) Except as set forth in Section 3.18(b) of the Company Disclosure Schedules, to the Company’s knowledge, each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party. To the Company’s knowledge, each Group Company has, to the extent required under applicable Laws, duly charged, collected and remitted on a timely basis all material Taxes on any sale, supply or delivery whatsoever, made by it.

(c) No Group Company is currently the subject of a Tax audit or examination with respect to material Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f) To the Company’s knowledge, no Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h) During the three (3)-year period ending on the date of this Agreement, to the Company’s knowledge, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

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(i) To the Company’s knowledge, no Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates), or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j) In the past three (3) years, to the Company’s knowledge, no written claims have been received by any Group Company from any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) Except as set forth in Section 3.18(l) of the Company Disclosure Schedules, each Group Company is a tax resident only in its jurisdiction of formation.

(m) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) No Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of any FRLA Party or any of their respective Affiliates not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.19 Brokers. Except for fees payable to Persons set forth on Section 3.19 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.20 Real and Personal Property.

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(a) Owned Real Property. No Group Company owns any real property.

(b) Leased Real Property. Section 3.20(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to FRLA. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases in each case if such event could reasonably be expected to have a material adverse impact on the ability to use the Leased Real Property for the operation of the Business as currently conducted.

(c) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies used or held for use in the operation of the Company’s Business, except for assets disposed of in the ordinary course of business, and such material assets and properties constitute all of the material assets and properties of, or used by, the Group Companies necessary to operate the Business of the Group Companies in the same manner as presently conducted.

Section 3.21 Transactions with Affiliates. Section 3.21 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equity holder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Stockholder’s status as a holder of Company Common Stock and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.21 are referred to herein as “Company Related Party Transactions”.

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Section 3.22 Data Privacy and Security.

(a) Except as set forth on Section 3.22(a) of the Company Disclosure Schedules, each Group Company has implemented written internal and external policies relating to the Processing of Personal Data as and to the extent required by applicable Privacy Law (“Privacy and Data Security Policies”). Except as set forth on Section 3.22(a) of the Company Disclosure Schedules, for the past three (3) years, to the knowledge of the Company, each Group Company has at all times complied with all applicable Privacy Laws, the Privacy and Data Security Policies, and contractual obligations entered into by a Group Company relating to the Processing of Personal Data and any other applicable industry standards or requirements binding upon such Group Company (collectively, the “Privacy Requirements”).

(b) The Company has not received notice of any pending Proceedings, nor has there been any material Proceedings against any Group Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; (iii) any other Governmental Entity; or (iv) any state, federal, or international data protection authority, in each case, alleging that any Processing of Personal Data by or on behalf of a Group Company is in violation of any Privacy Requirements.

(c) Except as set forth on Section 3.22(c) of the Company Disclosure Schedules, for the past three (3) years, to the knowledge of the Company, (i) there has been no material unauthorized access, use or disclosure of Personal Data in the possession or control of any Group Company and/or any of the service providers of any Group Company and (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems under the control of any Group Company.

(d) Each Group Company owns or has a license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. Each Group Company has taken commercially reasonable steps to protect (i) the operation, confidentiality, integrity and security of the Company IT Systems and (ii) personal data in the Group Company’s possession or control, or otherwise processed by the Group Company, from unauthorized, accidental or unlawful use, disclosure and modification.

(e) To the knowledge of the Company, each Group Company is, and at all times has been, in compliance with all legal requirements that are applicable to each Group Company’s business as presently conduct pertaining to sales, marketing, and electronic communications, including, without limitation, the U.S. CAN-SPAM Act, the U.S. Telephone Consumer Protection Act (TCPA), and the Fair Credit Reporting Act (FCRA).

(f) Each Group Company has reasonable procedures in place to ensure that the third parties with which such Group Company shares or transfers Personal Data are required to protect the confidentiality of the shared or transferred Personal Data in compliance with all applicable Privacy Requirements. Each Group Company has contractual arrangements with such third parties that comply with all applicable Privacy Requirements to the extent applicable to the third party’s services, use, or processing of Personal Data.

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Section 3.23 Compliance with International Trade & Anti-Corruption Laws.

(a) To the Company’s knowledge, each of the Group Companies is in material compliance with all Sanctions and Export Control Laws, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(b) There is no Proceeding pending or, to the Company’s knowledge, threatened against any Group Company or their respective Representatives that relates to a violation of Sanctions and Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws.

(c) Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, in the past five years, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity, (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws, (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii), or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, during the past three (3) years, been the subject of or target of any comprehensive Sanctions and Export Control Laws.

(d) Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 3.24 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement, including the Proxy Statement/Prospectus will, when the Registration Statement is declared effective or when the Proxy Statement/Prospectus is mailed to the Pre-Closing FRLA Holders or at the time of the FRLA Stockholders Meeting and the Company Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.25 Warranties; Product Liability.

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(a) To the knowledge of the Company, each product or service provided by the Group Companies to a purchaser was provided in material conformity with all applicable contractual commitments and all express warranties by which the Group Companies are bound. To the knowledge of the Company, there are no claims or other Proceedings threatened or that have been submitted or asserted, relating to breach of any guarantee, warranty or indemnity relating to any products designed, sold, manufactured, distributed or delivered by, or services provided by, the Group Companies and, to the knowledge of the Company, there is no reasonable basis for any present or future claim or other Proceeding that would reasonably be expected to give rise to any such liability. To the knowledge of the Company, there is no design defect, nor any failure to warn, with respect to any products now or previously designed, tested, sold, manufactured, distributed or delivered by, or services now or previously provided by, the Group Companies.

(b) There are no claims or other Proceedings pending, to the knowledge of the Company, threatened, or other Proceeding the have been submitted or asserted, alleging that the Group Companies have any Liability (whether in negligence, breach of warranty, strict liability, failure to warn, or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession or use of any products or services allegedly designed, tested, sold, manufactured, distributed or delivered by the Group Companies.

Section 3.26 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the FRLA Parties and (ii) it has been furnished with or given access to such documents and information about the FRLA Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article IV, in the Ancillary Documents to which it is or will be a party, and in the certificate delivered pursuant to Section 6.3(c)(i) and no other representations or warranties of any FRLA Party, any FRLA Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV, in the Ancillary Documents to which it is or will be a party and in the certificate delivered pursuant to Section 6.3(c)(i), none of the FRLA Parties, any FRLA Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

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ARTICLE IV
Representations and Warranties Relating to the FRLA Parties

(a) Subject to Section 8.8, except as set forth on the FRLA Disclosure Schedules, or (b) except as set forth in any FRLA SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each FRLA Party hereby represents and warrants to the Company as follows:

Section 4.1 Organization and Qualification. Each FRLA Party is a corporation duly organized, incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authority. Each FRLA Party has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the FRLA Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a FRLA Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such FRLA Party. This Agreement has been and each Ancillary Document to which a FRLA Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such FRLA Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such FRLA Party (assuming this Agreement has been and the Ancillary Documents to which such FRLA Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such FRLA Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a FRLA Party with respect to such FRLA Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) the filing with the SEC of (A) the Registration Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of Nasdaq to permit the FRLA Common Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) filing of the Certificates of Merger, (iv) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.10, (v) the FRLA Stockholder Approval, or (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which could not reasonably be expected to have a FRLA Material Adverse Effect.

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(b) Neither the execution, delivery or performance by a FRLA Party of this Agreement nor the Ancillary Documents to which a FRLA Party is or will be a party nor the consummation by a FRLA Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of a FRLA Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a FRLA Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such FRLA Party or any of its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a FRLA Party, except in the case of clauses (ii) through (iv) above, as could not reasonably be expected to have a FRLA Material Adverse Effect.

Section 4.4 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the FRLA Disclosure Schedules (which fees shall be the sole responsibility of FRLA, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FRLA for which FRLA has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either FRLA Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement, including the Proxy Statement/Prospectus will, when the Registration Statement is declared effective or when the Proxy Statement/Prospectus is mailed to the Pre-Closing FRLA Holders or at the time of the FRLA Stockholders Meeting or the Company Stockholders Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Capitalization of the FRLA Parties.

(a) Section 4.6(a) of the FRLA Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the issued and outstanding Equity Securities of FRLA as of immediately prior to the consummation of the Merger. All outstanding Equity Securities of FRLA prior to the consummation of the Merger have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of FRLA and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of FRLA) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the Equity Securities of FRLA set forth on Section 4.6(a) of the FRLA Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the FRLA Class A Shares as a result of, or to give effect to, the Merger and assuming that no FRLA Stockholder Redemptions are effected), immediately prior to Closing, there shall be no other outstanding Equity Securities of FRLA.

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(b) After giving effect to the Merger and the transactions contemplated by this Agreement, (i) the Merger Consideration will be duly authorized, validly issued and fully paid and non-assessable, (ii) will not be issued in violation of the Governing Documents of FRLA and (iii) will not be subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the Company) and will not be issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person.

(c) Except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Company and FRLA, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require FRLA, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Company and FRLA, there is no obligation of FRLA, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of FRLA.

(d) The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.001 per share, and as of the date hereof, all such shares are issued and outstanding. The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by FRLA free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, FRLA has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

Section 4.7 FRLA SEC Filings. FRLA has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any information incorporated by reference therein, and as they have been supplemented, modified or amended since the time of filing, the “FRLA SEC Reports”). Each of the FRLA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws applicable to the FRLA SEC Reports. As of their respective dates of filing, the FRLA SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the FRLA SEC Reports.

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Section 4.8 Trust Account. As of the date of this Agreement, FRLA has an amount in cash in the Trust Account equal to at least $39,635,882. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Account Agreement, dated as of November 2, 2021 (the “Trust Agreement”), between FRLA and Wilmington Trust, National Association, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the FRLA SEC Reports to be inaccurate in any material respect or, to FRLA’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing FRLA Holders who shall have elected to redeem their FRLA Class A Shares pursuant to the Governing Documents of FRLA or (iii) if FRLA fails to complete a business combination within the allotted time period set forth in the Governing Documents of FRLA and liquidates the Trust Account, subject to the terms of the Trust Agreement, FRLA (in limited amounts to permit FRLA to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of FRLA) and then the Pre-Closing FRLA Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of FRLA and the Trust Agreement. FRLA has performed all material obligations required to be performed by it to date under the Trust Agreement, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of FRLA, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. FRLA has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement and prior redemptions pursuant to FRLA’s Governing Documents). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing FRLA Holders who have elected to redeem their FRLA Class A Shares pursuant to the Governing Documents of FRLA, each in accordance with the terms of and as set forth in the Trust Agreement, FRLA shall have no further obligation under either the Trust Agreement or the Governing Documents of FRLA to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9 Transactions with Affiliates. Section 4.9 of the FRLA Disclosure Schedules sets forth all Contracts between (a) FRLA, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equity holder (including the Sponsor) or Affiliate of either FRLA or the Sponsor, on the other hand (each Person identified in this clause (b), an “FRLA Related Party”), other than (i) Contracts with respect to a FRLA Related Party’s employment with, or the provision of services to, FRLA entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), or (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No FRLA Related Party (A) owns any interest in any material asset used in the business of FRLA, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of FRLA, or (C) owes any material amount to, or is owed material any amount by, FRLA. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “FRLA Related Party Transactions.”

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Section 4.10 Litigation. There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to FRLA’s knowledge, threatened against or involving any FRLA Party that, if adversely decided or resolved, would be material to the FRLA Parties, taken as a whole, or which in any manner challenges or seeks to prevent the transactions contemplated hereby. None of the FRLA Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any FRLA Party pending against any other Person.

Section 4.11 Compliance with Applicable Law. To the knowledge of the FRLA Parties, each FRLA Party is (and since its incorporation has been) in compliance with all applicable Laws, except as could not reasonably be expected to have a FRLA Material Adverse Effect.

Section 4.12 Business Activities.

(a) Since its incorporation, FRLA has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in FRLA’s Governing Documents, there is no Contract binding upon any FRLA Party or to which any FRLA Party is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

(b) Merger Sub was incorporated solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or continuing corporate existence or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

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Section 4.13 Internal Controls; Listings; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of FRLA’s status as an “emerging growth company” as defined in Rule 12b-2 under the Exchange Act, or a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, since its initial public offering, to FRLA’s knowledge (i) FRLA has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of FRLA’s financial reporting and the preparation of FRLA’s financial statements for external purposes in accordance with GAAP and that: (a) all transactions by or with FRLA and its Subsidiaries are executed in accordance with management’s authorizations; and (b) all transactions by or with FRLA and its Subsidiaries are recorded as necessary to permit the preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for FRLA’s and its Subsidiaries’ assets and liabilities, and (ii) FRLA has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to FRLA is made known to FRLA’s principal executive officer and principal financial officer by others within FRLA as appropriate to allow timely decisions regarding required disclosure.

(b) To FRLA’s knowledge, since its initial public offering, FRLA has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding FRLA Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of FRLA, threatened against FRLA by Nasdaq or the SEC with respect to any intention by such entity to deregister FRLA Class A Shares or prohibit or terminate the listing of FRLA Class A Shares on Nasdaq. FRLA has not taken any action that is designed to terminate the registration of FRLA Class A Shares under the Exchange Act.

(c) To FRLA’s knowledge, the FRLA SEC Reports contain true and complete copies of the applicable FRLA Financial Statements. To FRLA’s knowledge, except as disclosed in the FRLA SEC Reports, the FRLA Financial Statements (i) fairly present in all material respects the financial position of FRLA as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited FRLA Financial Statements, were audited in accordance with the standards of the PCAOB, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

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(d) To FRLA’s knowledge, FRLA maintains and, for all periods covered by the FRLA Financial Statements, has maintained books and records of FRLA in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of FRLA in all material respects.

(e) Since its incorporation, FRLA to its knowledge has not received any written complaint, allegation, assertion or claim that, as alleged therein, would constitute (i) a “significant deficiency” in the internal control over financial reporting of FRLA, (ii) a “material weakness” in the internal control over financial reporting of FRLA or (iii) Fraud, whether or not material, that involves management or other employees of FRLA who have a significant role in the internal control over financial reporting of FRLA

Section 4.14 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the FRLA Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.14 of the FRLA Disclosure Schedules), (c) that are incurred in connection with or incident or related to a FRLA Party’s incorporation, or continuing corporate existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 5.10(d) or incurred in accordance with Section 5.10(d) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the FRLA Financial Statements included in the FRLA SEC Reports, none of the FRLA Parties has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.15 Tax Matters.

(a) To FRLA’s knowledge, FRLA has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and FRLA has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) To FRLA’s knowledge, FRLA has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) To FRLA’s knowledge, FRLA is not currently the subject of a Tax audit or examination with respect to material taxes. To FRLA’s knowledge, FRLA has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

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(d) To FRLA’s knowledge, FRLA is not currently the subject of a Tax audit or examination with respect to material taxes. To FRLA’s knowledge, FRLA has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(e) To FRLA’s knowledge, no “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any FRLA Party which agreement or ruling would be effective after the Closing Date.

(f) To FRLA’s knowledge, none of the FRLA Parties is and none of the FRLA Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) None of the FRLA Parties has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of FRLA, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by a Group Company or a Company Stockholder or any of their respective Affiliates in each case not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.16 Investigation; No Other Representations.

(a) Each FRLA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each FRLA Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III, in the Ancillary Documents to which it is or will be a party, and in the certificate delivered pursuant to Section 6.2(d)(i) and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and each FRLA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III, in the Ancillary Documents to which it is or will be a party, and in the certificate delivered pursuant to Section 6.2(d)(i), none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

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Section 4.17 Employees and Employee Benefit Plans. None of the FRLA Parties (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any liability under any Employee Benefit Plans (substituting “FRLA Party” for “Group Company” in the definition thereof). Neither the execution and delivery of this Agreement or the Ancillary Documents to which it is or will be a party nor the consummation of the transactions contemplated hereby and thereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of FRLA; or (ii) result in the acceleration of the time of payment or vesting of any such benefits. Other than reimbursement of any out-of-pocket expenses incurred by FRLA’s officers and directors in connection with activities on FRLA’s behalf in an aggregate amount not in excess of the amount of cash held by FRLA outside of the Trust Account, FRLA has no unsatisfied material liability with respect to any officer or director.

Section 4.18 Properties. FRLA does not own, license or otherwise have any right, title or interest in any material Intellectual Property Rights (other than Marks). FRLA does not own, or otherwise have an interest in, any real property, including under any real property lease, sublease, space sharing, license or other occupancy agreement.

Section 4.19 Compliance with International Trade & Anti-Corruption Laws.

(a) Since FRLA’s incorporation, neither FRLA nor, to FRLA’s knowledge, any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, since FRLA’s incorporation, been the subject of or target of any Sanctions and Export Control Laws.

(b) Since FRLA’s incorporation, to FRLA’s knowledge, neither FRLA nor any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

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ARTICLE V
COVENANTS

Section 5.1 Conduct and Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by FRLA (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, Permits, properties and material business relations of the Group Companies, taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall not and shall cause its Subsidiaries not to do any of the following, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by FRLA:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(iv) other than as set forth below or as disclosed in Section 5.1(b) of the Company Disclosure Schedules, transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company;

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(v) sell, exclusively license, abandon, permit to lapse, assign or transfer any material Company-Owned Intellectual Property;

(vi) incur, create or assume any Indebtedness, other than ordinary course trade payables unless provided prior written approval from FRLA;

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business and (C) working capital advances to cover FRLA Expenses;

(viii) other than as disclosed in Section 5.1(b) of the Company Disclosure Schedules, and except (x) as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.13(a) of the Company Disclosure Schedules, (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)), or (z) as required by applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase the compensation or benefits payable to any current or former director, manager, officer, employee, or Contingent Worker of any Group Company earning annual compensation in excess of $100,000, or increase the aggregate annual compensation or benefits payable to any other current or former director, manager, officer, employee, or Contingent Worker of any Group Company to be greater than $75,000, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, or Contingent Worker of any Group Company, (D) take any action to accelerate the vesting of any securities; (E) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (F) pay any special bonus or special remuneration to any director, officer or employee of any Group Company, or (G) terminate or furlough the employment of any director, officer, management-level or key employee of any Group Company, or;

(ix) make, change or revoke any material election concerning Taxes, claim any reserve that may cause a material income inclusion in any Tax period after Closing;

(x) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $100,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or FRLA or any of its Affiliates after the Closing);

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(xi) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xii) change any Group Company’s methods of accounting in any material respect;

(xiii) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement without first receiving the prior written approval of FRLA;

(xiv) make any Change of Control Payment that is not set forth on Section 3.2(f) of the Company Disclosure Schedules;

(xv) (A) amend, modify or terminate any Material Contract of the type described in Section 3.9(a)(ix) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms), (B) waive any material benefit or right under any Material Contract of the type described in Section 3.9(a)(ix) or (C) enter into any Contract that would constitute a Material Contract of the type described in Section 3.9(a)(ix);

(xvi) terminate or fail to timely renew, or otherwise take any act or omission that would impair the continued maintenance or renewal of, any Permit required for the operation of the Business as it is currently conducted; or

(xvii) agree to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or elsewhere in this Agreement to the contrary, nothing set forth in this Agreement shall give FRLA, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2 Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, (ii) to execute and deliver such Ancillary Document when required pursuant to this Agreement). In furtherance of the foregoing, and not in limitation thereof, each of FRLA and the Company (and, to the extent applicable, the Surviving Company) shall take all such actions as are reasonably necessary to fulfill the closing conditions set forth in Sections 6.1, 6.2, and 6.3 of this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that the FRLA Parties, on the one hand, and the Company, on the other hand, shall pay 50% of any HSR Act filing fee (to the extent required); and provided, further, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets, lines of business or facilities of any Group Company or any entity, facility, line of business or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with FRLA’s and the Company’s prior written consent.

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(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the FRLA Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any FRLA Party) or FRLA (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any FRLA Party, the Company, or, in the case of the Company, FRLA in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any FRLA Party, the Company, or, in the case of the Company, FRLA, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article V that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, FRLA, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of FRLA, any of the FRLA Parties or any of their respective Representatives (in their capacity as a representative of a FRLA Party) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of a Group Company). FRLA and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other, including with respect to the defense, settlement and compromise of any such Transaction Litigation. Notwithstanding the foregoing, FRLA shall, subject to and without limiting the covenants and agreements, and the rights of the Company, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall FRLA or any of its respective Representatives settle or compromise any Transaction Litigation without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed).

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Section 5.3 Confidentiality and Access to Information.

(a) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to FRLA and its authorized Representatives during normal business hours reasonable access to the directors, officers, books and records, and premises of the Group Companies, in a manner so as to not interfere with the normal business operations of the Group Companies. Notwithstanding the foregoing, none of the Group Companies shall be required to provide to FRLA or any of its authorized Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy, or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any FRLA Party, any FRLA Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, FRLA shall provide, or cause to be provided, to the Company and its authorized Representatives during normal business hours reasonable access to the directors, officers, books and records of the FRLA Parties (in a manner so as to not interfere with the normal business operations of the FRLA Parties). Notwithstanding the foregoing, FRLA shall not be required to provide, or cause to be provided to, the Company or any of its authorized Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any FRLA Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any FRLA Party with respect to confidentiality, non- disclosure or privacy or (D) jeopardize protections afforded to any FRLA Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), FRLA shall use, and shall cause the other FRLA Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a FRLA Party, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that FRLA shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

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Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties shall, nor shall any of the Parties authorize any of their respective Representatives on such Party’s behalf to, issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company, the Sponsor and FRLA or, after the Closing, the Sponsor and FRLA, which consent shall not be unreasonably delayed or withheld; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is any FRLA Party, or FRLA and the Sponsor, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Sponsor and FRLA and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made or obtained under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Sponsor and its Affiliates may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities, in each case, of any Affiliate of the Sponsor.

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(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and FRLA prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, each of FRLA and the Company shall file a Current Report on Form 8-K (the “Signing Filings”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which with respect to the Form 8-K to be filed by FRLA, the Company shall have the opportunity to review and comment upon prior to filing and FRLA shall consider such comments in good faith. The Company, on the one hand and FRLA on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or FRLA, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), FRLA shall file a Current Report on Form 8-K (the “Closing Filings”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filings, the Closing Press Release and the Closing Filings, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that, for U.S. federal and applicable state and local income tax purposes, the Merger shall be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to so qualify. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.6(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii) FRLA and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede the Merger qualifying for the Intended Tax Treatment.

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(iii) If, in connection with the preparation and filing of the Registration Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, FRLA and the Company shall deliver to Nelson Mullins Riley & Scarborough LLP and KBA (or specific counsel appointed for such purpose), respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement, and, if required, KBA (or specific counsel appointed for such purpose) shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Merger.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided.

Section 5.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, or knowingly encourage (including by means of furnishing or disclosing information) or facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information relating to the Group Companies to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) except for any existing Contract listed on the Company Disclosure Schedules, prepare or take any steps in connection with an offering of any securities of any Group Company (or any successor of any Group Company), including filing, amending or supplementing any registration statement relating to a public offering of any Equity Securities of any Group Company (or any successor of any Group Company), or causing any such registration statement to become effective; or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify FRLA promptly (and in any event within two (2) Business Days) upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep FRLA reasonably informed on a current basis of any modifications to such offer or information. The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than FRLA) conducted prior to or as of the date hereof by the Company or any of its Subsidiaries, and will cause the other Group Companies and its and their respective Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a Company Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of the Company or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential Company Acquisition Proposal. For clarity, any actions taken by any of the Representatives of the Group Companies that are inconsistent with this Section 5.6(a) will be deemed to be a breach of this Section 5.6(a) by the Group Companies. For the avoidance of doubt, nothing set forth in this or any other section of this Agreement shall, or shall be deemed to, prohibit the Company from pursuing discussions with potential acquisition candidates or consummating transactions with such candidates provided that no such transaction constitutes a Company Acquisition Proposal.

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(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the FRLA Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, or knowingly encourage (including by means of furnishing or disclosing information) or facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a FRLA Acquisition Proposal; (ii) furnish or disclose any non-public information relating to FRLA or any of its Subsidiaries to any Person in connection with, or that could reasonably be expected to lead to, a FRLA Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a FRLA Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of any FRLA Party (or any successor of any FRLA Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. FRLA agrees to (A) notify the Company promptly upon receipt of any FRLA Acquisition Proposal by any FRLA Party, and to describe the material terms and conditions of any such FRLA Acquisition Proposal in reasonable detail (including the identity of any person or entity making such FRLA Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. FRLA shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than with the Group Companies) conducted prior to or as of the date hereof by any of the FRLA Parties, and will cause its Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a FRLA Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of FRLA or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential FRLA Acquisition Proposal. For clarity, any actions taken by any of the Representatives of FRLA that are inconsistent with this Section 5.6(b) will be deemed to be a breach of this Section 5.6(b) by FRLA.

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Section 5.7 Preparation of Registration Statement. As promptly as reasonably practicable and no later than sixty (60) days following the date of this Agreement, FRLA and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either FRLA or the Company, as applicable), and FRLA shall file with the SEC, the Registration Statement (it being understood that the Registration Statement shall include the Proxy Statement/Prospectus, in connection with the registration under the Securities Act of the offer and sale of the FRLA Common Shares to be issued in the Merger and which will be used as a proxy statement for the FRLA Stockholders Meeting). Each of FRLA and the Company shall use its reasonable best efforts to (a) cause the Registration Statement, including the Proxy Statement/Prospectus, to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement and the Proxy Statement/Prospectus under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other of any comments of the SEC or its staff with respect to the Registration Statement received by such Party, and respond promptly thereto; (c) have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. FRLA, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of FRLA to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement and/or the Proxy Statement/Prospectus, then: (i) such Party shall promptly inform, in the case of any FRLA Party, the Company, or, in the case of the Company, FRLA, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of FRLA, the Company, or, in the case of the Company, FRLA (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement and/or the Proxy Statement/Prospectus; (iii) FRLA shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in disseminating such amendment or supplement to the Pre-Closing FRLA Holders. FRLA shall as promptly as is reasonably practicable advise the Company of the time of effectiveness of the Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of FRLA Common Shares for offering or sale in any jurisdiction, and FRLA and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use their reasonable best efforts to ensure that none of the information related to it or any of its Non-Party Affiliates or its or their respective Representatives, supplied by or on their behalf for inclusion or incorporation by reference in the Registration Statement, including the Proxy Statement/Prospectus will, at the time the Registration Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 5.8           FRLA Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement is declared effective under the Securities Act, FRLA shall (a) duly give notice of and (b) use best efforts to duly convene and hold a meeting of its stockholders (the “FRLA Stockholders Meeting”) in accordance with the Governing Documents of FRLA, for the purposes of obtaining the FRLA Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a FRLA Stockholder Redemption. FRLA shall, through approval of its board of directors, recommend to its stockholders (the “FRLA Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of the issuance of the FRLA Common Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iii) the adoption and approval of the amendments to the Governing Documents of FRLA contemplated by the FRLA Certificate of Incorporation and the FRLA Bylaws (the “Governing Document Proposals”); (iv) the adoption and approval of the FRLA Incentive Equity Plan (the “Equity Incentive Plan Proposal”); (v) the election of directors effective as of the Closing as contemplated by Section 5.16(a) and Section 5.16(b); (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement or in correspondence related thereto; (vii) the adoption and approval of each other proposal reasonably agreed to by FRLA and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (viii) the adoption and approval of a proposal for the adjournment of the FRLA Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (viii) together, the “Transaction Proposals”); provided, that FRLA may adjourn the FRLA Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the FRLA Stockholder Approval, (B) for the absence of a quorum, or (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that FRLA has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing FRLA Holders prior to the FRLA Stockholders Meeting; provided that, without the consent of the Company, in no event shall FRLA adjourn the FRLA Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The FRLA recommendation contemplated by the preceding sentence shall be included in the Registration Statement. Except as otherwise required by applicable Law, FRLA covenants that none of the FRLA Board or FRLA nor any committee of the FRLA Board shall withdraw or modify, or propose publicly or by formal action of the FRLA Board, any committee of the FRLA Board or FRLA to withdraw or modify, in a manner adverse to the Company, the FRLA Board Recommendation or any other recommendation by the FRLA Board or FRLA of the proposals set forth in the Registration Statement (a “Change in Recommendation”); provided, that the FRLA Board may make a Change in Recommendation if it determines in good faith that a failure to make a Change in Recommendation would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law.

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Section 5.9 Merger Sub Stockholder Approval. As promptly as reasonably practicable (and in any event within (1) one Business Day) following the date of this Agreement, FRLA, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10 Conduct of Business of FRLA. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, FRLA shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.10 of the FRLA Disclosure Schedules or as consented to in writing by the Company, do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any FRLA Party or any of its Subsidiaries;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of FRLA or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of FRLA or any of its Subsidiaries, as applicable;

(c) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(d) incur, create or assume any Indebtedness or other Liability, other than Liabilities for FRLA Expenses (including working capital loans from the Sponsor to fund those expenses);

(e) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, FRLA or any of its Subsidiaries;

(f) issue any Equity Securities of FRLA or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of FRLA or any of its Subsidiaries;

(g) enter into, renew, modify or revise any FRLA Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a FRLA Related Party Transaction);

(h) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s incorporation or continuing corporate existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

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(i) make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(j) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(k) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(l) change its methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards; or

(m) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any FRLA Party, and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any FRLA Party from using the funds held by FRLA outside the Trust Account to pay any FRLA Expenses or from otherwise distributing or paying over any funds held by FRLA outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 Nasdaq Listing. FRLA shall use its reasonable best efforts to cause: (a) FRLA’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) FRLA to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (c) the FRLA Class A Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, FRLA shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of FRLA pursuant to the FRLA Stockholder Redemption, (B) pay the Unpaid FRLA Expenses and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to FRLA in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Stockholder Approval.

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(a) As promptly as reasonably practicable following the time at which the Registration Statement is declared effective under the Securities Act, the Company shall obtain the approval of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), in each case to the extent required by the Company’s Governing Documents and applicable Law, by the affirmative vote of the holders of at least the requisite number of issued and outstanding Company Shares entitled to vote thereon in accordance with the TBOC and the Company’s Governing Documents (the “Company Stockholder Approval”) either through (a) a duly noticed meeting of its stockholders (the “Company Stockholders Meeting”) or (b) by written consent, each in accordance with the TBOC and the Company’s Governing Documents. The Company, through its board of directors, shall recommend to the holders of Company Shares the approval of this Agreement and the transactions contemplated by this Agreement (including the Merger). The Company recommendation contemplated by the preceding sentence shall be included in the Registration Statement. Except as otherwise required by applicable Law, the Company covenants that none of the Company Board or the Company nor any committee of the Company Board shall withdraw or modify, or propose publicly or by formal action of the Company Board, any committee of the Company Board or the Company to withdraw or modify, in a manner adverse to FRLA, the recommendation by the Company Board or the Company of the proposals relating to the Company Stockholder Approval set forth in the Registration Statement.

Section 5.14 FRLA Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of each FRLA Party, as provided in the applicable FRLA Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) FRLA will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, FRLA shall advance, or caused to be advanced, expenses reasonably incurred in connection with such indemnification as provided in the applicable FRLA Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the FRLA Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any FRLA Party (the “FRLA D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such FRLA D&O Person was a director or officer of any FRLA Party immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

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(b) FRLA shall not have any obligation under this Section 5.14 to any FRLA D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such FRLA D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The FRLA Parties shall purchase, at or prior to the Closing, and FRLA shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the FRLA Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the FRLA Parties’ directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) If FRLA or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one (1) or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of FRLA shall assume all of the obligations set forth in this Section 5.14.

(e) The FRLA D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of FRLA.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of three (3) years and (ii) FRLA will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity, advancement and exculpation during such three (3)-year period. To the maximum extent permitted by applicable Law, during such three (3)-year period, FRLA shall cause the applicable Group Companies to advance expenses reasonably incurred in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such three (3)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

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(b) None of FRLA or the Group Companies shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and FRLA shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) If FRLA or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of FRLA shall assume all of the obligations set forth in this Section 5.15.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of FRLA.

Section 5.16 Post-Closing Directors and Officers.

(a) FRLA shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time (i) the FRLA Board shall initially consist of five (5) directors; (ii) the members of the FRLA Board are the individuals determined in accordance with Section 5.16(b); (iii) the members of the compensation committee, audit committee and nominating committee of the FRLA Board are the individuals determined in accordance with Section 5.16(c); and (iv) the officers of FRLA (the “Officers”) are the individuals determined in accordance with Section 5.16(d).

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(b) The FRLA Board immediately after the Effective Time shall consist of five (5) individuals in accordance with Section 2.1(a)(v).

(c) Prior to the mailing of the Proxy Statement/Prospectus to the Pre-Closing FRLA Holders, the Company and FRLA shall mutually agree to each director that will serve on the compensation committee, the audit committee and the nominating committee of the FRLA Board immediately after the Effective Time, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.

(d) The individuals identified on Section 5.16(d) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that such individuals identified on Section 5.16(d) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Proxy Statement/Prospectus to the Pre-Closing FRLA Holders, the Company may in its sole discretion replace such individual with another individual to serve as such Officer by amending Section 5.16(d) of the Company Disclosure Schedules to include such replacement individual as such Officer.

Section 5.17 PCAOB Financials.

(a) The Financial Statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations, stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Proxy Statement/Prospectus (A) will fairly present in all material respects the consolidated financial position of the Company as at the date thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited by a PCAOB-registered accounting firm that will confirm that the audit was conducted in accordance with the standards of the PCAOB, and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X).

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(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, FRLA in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement and any other filings to be made by FRLA with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document, and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18 FRLA Incentive Equity Plan. Prior to the effectiveness of the Registration Statement, the FRLA Board shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit D and with any changes or modifications thereto as the Company and FRLA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or FRLA, as applicable) (the “FRLA Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one (1) day prior to the Closing Date, reserving for grant thereunder an initial number of FRLA Common Shares equal to ten percent (10%) of the fully diluted FRLA Common Shares as of immediately following the Effective Time.

Section 5.19 FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to FRLA (a) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to FRLA and (b) an IRS Form W-9 duly executed by the Company.

Section 5.20 Compliance with International Trade and Anti-Corruption Laws.

(a) Within ninety (90) days from the Closing, the Company shall implement appropriate controls reasonably designed to promote compliance by each Group Company and their respective Representatives with Sanctions and Export Control Laws, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(b) Following the Effective Time, the Group Companies shall not knowingly, directly or indirectly use or contribute the proceeds from any funds provided by FRLA or the Sponsor for any purpose that would breach the Sanctions and Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws.

Section 5.21 Section 280G of the Code. To the extent applicable, each Group Company shall (a) use its reasonable commercial efforts to secure from any Person who (i) is a “disqualified individual” (as defined in Section 280G of the Code) and (ii) has a right or potential right to any payments and/or benefits in connection with the transactions contemplated by this Agreement that could be deemed to constitute “parachute payments” pursuant to Section 280G of the Code, a waiver of all or a portion of such Person’s rights to any such payments and/or benefits, such that all remaining payments and/or benefits applicable to such Person shall not be deemed to be “parachute payments” pursuant to Section 280G of the Code (the “Waived 280G Benefits”), and (b) for all such obtained waivers, submit for approval by the respective Group Company’s stockholders the Waived 280G Benefits, to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. No later than five Business Days before the Closing Date, the Group Companies shall provide to FRLA or its counsel drafts of the consent, waiver, disclosure statement and calculations necessary to effectuate the approval process and shall consider in good faith FRLA’s comments. Prior to the Closing Date, to the extent applicable, the Group Companies shall deliver to FRLA evidence that (x) a vote of the respective Group Company’s stockholders was received in conformance with Section 280G of the Code and the regulations thereunder, or (y) such requisite Group Company stockholder approval has not been obtained with respect to the Waived 280G Benefits, and, as a consequence, the Waived 280G Benefits have not been and shall not be paid or provided.

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Section 5.22 Covenants Regarding Extension of Business Combination Period. If the Closing shall not be consummated on or prior to November 5, 2023, FRLA shall take such actions as are reasonably necessary pursuant to the Trust Agreement and FRLA’s Governing Documents to extend the period of time for it to complete an initial business combination for an additional period of an aggregate of six (6) months, including providing any required notices to the Trustee. So long as FRLA takes such actions as are described in the immediately preceding sentence, and provides written notice thereof to the Company not less than two (2) Business Days prior to November 5, 2023, the Company shall unconditionally be required to, and hereby agrees that it shall, deposit into the Trust Account, not later than November 5, 2023, such funds as are required pursuant to the Trust Agreement and FRLA’s Governing Documents to extend the period of time for FRLA to complete an initial business combination for an additional period of an aggregate of six (6) months; provided however, that the Company’s payment of such funds as are required to extend the period of time to complete the initial business combination as provided herein shall not be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 5.1 or any other section of this Agreement.

Section 5.23 Employment Agreements; Management Services Agreement. Following the Closing, FRLA shall enter into an employment agreement (the “Employment Agreement”) between FRLA and T. Riggs Eckelberry (which Employment Agreement shall supersede the existing employment agreement between the Company and such individual), to be approved by the new Board of Directors of FRLA (and the compensation committee thereof) following the Closing, containing substantially the same terms as are contained in the existing employment agreement between such individual and the Company, including title, responsibilities, compensation terms, severance and restrictive covenants, provided, that, notwithstanding the foregoing, such Employment Agreement shall provide for (i) increases in the base salary of Mr. Eckelberry to be consistent with market standards applicable to the position in which the individual serves following the Closing, (ii) maintenance of the existing bonus structures presently provided for in such individual’s existing employment agreement, and (iii) preservation of the severance provisions presently included in the existing employment agreements of such individual. The new Board of Directors of FRLA (and the compensation committee thereof), following the Closing, shall approve the compensation arrangements for the executive officers of the post-Closing combined company, which arrangements, for the one-year period following the Closing, may not be materially more favorable than proposed in writing by the Company to FRLA and its prior Board of Directors during FRLA’s due diligence review of the Company. In addition, no less than three weeks prior to the Closing Date, the Company shall deliver to FRLA an organizational chart detailing the directors and executive officers of the post-Closing combined company, including compensation information, biographical information, and such other information as FRLA may reasonably request. The new Board of Directors of FRLA (and the audit committee thereof), following the Closing, shall approve the Management Services Agreement by and between the post-Closing combined company and OriginClear, Inc., the terms of which, for the two-year period following the Closing, may not be materially more favorable to OriginClear, Inc. than the terms proposed in writing by the Company to FRLA and its prior Board of Directors during FRLA’s due diligence review of the Company.

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ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver, at or prior to the Closing Date, by the Party for whose benefit such condition exists of the following conditions:

(a) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be pending or in effect;

(b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(c) FRLA’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, FRLA shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and FRLA shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the FRLA Common Shares to be issued pursuant to the Merger and the transactions contemplated by this Agreement shall have been approved for listing on Nasdaq;

(d) the FRLA Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.16(a) and Section 5.16(b);

(e) the FRLA Stockholder Approval shall have been obtained; and

(f) the Company Stockholder Approval shall have been obtained.

(g) after giving effect to the transactions contemplated hereby, FRLA shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

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Section 6.2 Other Conditions to the Obligations of the FRLA Parties. The obligations of the FRLA Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver, at or prior to the Closing Date, by FRLA (on behalf of itself and the other FRLA Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date); and (ii) the representations and warranties of the Company set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to FRLA:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to FRLA; and

(ii) a certificate of the secretary or equivalent officer of each of the Group Companies certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors or equivalent body of each of the Group Companies authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the transactions contemplated by this Agreement;

(e) the Company shall have delivered to FRLA a good standing certificate (or similar documents applicable for such jurisdictions) for each Group Company certified as of a date no earlier than ten (10) days prior to the Closing Date from the proper governmental authority of each such Group Company’s jurisdiction of organization and from each other jurisdiction in which each such Group Company is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions; and

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(f) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to FRLA a certificate duly executed by an authorized officer of the Company, without personal liability, that, to the best of his or her knowledge, information and belief, (i) the information delivered pursuant to clauses (a) and (b) of Section 2.3 is true and correct in all respects.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver, at or prior to the Closing Date, by the Company of the following further conditions:

(a) (i) the FRLA Fundamental Representations shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date); and (ii) the representations and warranties of the FRLA Parties contained in Article IV of this Agreement (other than the FRLA Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “FRLA Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a FRLA Material Adverse Effect;

(b) the FRLA Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) at or prior to the Closing, FRLA shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of FRLA, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(d) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(d) FRLA shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for each of FRLA and Merger Sub certified as of a date no earlier than ten (10) days prior to the Closing Date from the Secretary of State of the State of Delaware.

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Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. None of the FRLA Parties may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by a FRLA Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

ARTICLE VII
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of FRLA and the Company;

(b) by FRLA, if any of the representations or warranties set forth in Article III shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the conditions to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by FRLA, and (ii) the Termination Date; provided, however, that none of the FRLA Parties is then in breach of this Agreement so as to prevent the conditions to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if any FRLA Party has failed to perform any covenant or agreement on the part of such applicable FRLA Party set forth in this Agreement (including an obligation to consummate the Closing) such that the conditions to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to FRLA by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either FRLA or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to July 24, 2024 (the “Termination Date”) (subject to Section 7.1(i) below); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to FRLA if any FRLA Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

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(e) by either FRLA or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable;

(f) by either FRLA or the Company if the FRLA Stockholders Meeting or Company Stockholders Meeting, as applicable, has been held (including any adjournment thereof), has concluded, either FRLA’s stockholders or the Company’s stockholders have duly voted and the FRLA Stockholder Approval or Required Company Stockholder Approval, as applicable, was not obtained;

(g) by FRLA, if the Company Stockholders Meeting has been held (including any adjournment thereof), has concluded, the Company Stockholders have duly voted and the Company Stockholder Approval was not obtained;

(h) by the Company should FRLA not have timely taken such actions as are reasonably necessary pursuant to the Trust Agreement and the Governing Documents of FRLA to extend the period of time for it to complete an initial business combination for an additional period of an aggregate of six (6) months from November 5, 2023; provided, that it is understood and agreed that, as per Section 5.22, it shall be the obligation of the Company to timely make the deposit into the Trust Account in connection with such extension, and the Company shall not have a right to terminate this Agreement pursuant to this Section 7.1(h) as a result of the Company’s failure to make such deposit;

(i) by FRLA should the Company not deposit into the Trust Account in a timely manner the funds necessary to extend the period for FRLA to complete an initial business combination for an additional period of an aggregate of six (6) months from November 5, 2023, in accordance with, and as required pursuant to, Section 5.22; and

(j) by FRLA should: (i) Nasdaq not approve the initial listing application for the combined company with Nasdaq in connection with the transactions contemplated by this Agreement; (ii) the combined company not have satisfied all applicable initial listing requirements of Nasdaq; or (iii) the common stock of the combined company not have been approved for listing on Nasdaq prior to the Closing Date.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non- Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article VIII and Article I (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties.

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ARTICLE VIII
MISCELLANEOUS

Section 8.1 Non-Survival. Other than as otherwise provided in the last sentence of this Section 8.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any FRLA Non-Party Affiliate, in each case, except in the case of and without in any way limiting any remedies available with regard to Fraud. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) FRLA and the Company prior to Closing, and (b) FRLA after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) FRLA and the Company prior to the Closing, and (b) FRLA after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to any FRLA Party prior to the Effective Time, to:

Fortune Rise Acquisition Corp.

Attn: Richard A. Brand, CFO

13575 58th Street North

Suite 200

Clearwater, FL 33760

fracrich@yahoo.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

Attn: Michael K. Bradshaw, Jr.

101 Constitution Avenue NW, Suite 900

Washington, DC 20001

mike.bradshaw@nelsonmullins.com

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(b) If to the Company or to any FRLA Party after the Effective Time, to:

Water on Demand, Inc.

Attn: T. Riggs Eckelberry, CEO

13575 58th Street North

Suite 200

Clearwater, FL 33760

riggs@originclear.com

with a copy (which shall not constitute notice) to:

Kunzler Bean & Adamson

Attn: Marty Tate, Esq.

50 W. Broadway

Suite 1000

Salt Lake City, UT 84020

mtate@kba.law

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and FRLA shall pay, or cause to be paid, all Unpaid FRLA Expenses and (b) if the Closing occurs, then FRLA shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid FRLA Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (l) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

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Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the FRLA Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the FRLA Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the FRLA Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.15, Section 5.16 and the subsequent sentence of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).

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Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of FRLA. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, after reasonable due inquiry of his or her direct reports. For all purposes of this Agreement, the phrase “to FRLA’s knowledge” and “to the knowledge of FRLA” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the FRLA Disclosure Schedules, after reasonable due inquiry of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the FRLA Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any FRLA Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the FRLA Non-Party Affiliates, in the case of FRLA, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, FRLA or any Non-Party Affiliate concerning any Group Company, any FRLA Party, this Agreement or the transactions contemplated hereby.

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Section 8.14 Extension; Waiver. The Company prior to and after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the FRLA Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the FRLA Parties set forth herein or (c) waive compliance by the FRLA Parties with any of the agreements or conditions set forth herein. FRLA may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

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Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Without limiting the foregoing, each Party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section shall be effective if notice is given in accordance with Section 8.4 of this Agreement.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of FRLA, filed with the SEC (File No. 333-256511) on November 3, 2021 (the “Prospectus”). The Company acknowledges and agrees and understands that FRLA has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of FRLA’s public stockholders (including overallotment shares acquired by FRLA’s underwriters, the “Public Stockholders”), and FRLA may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of FRLA entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of it Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between FRLA or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with FRLA or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with FRLA or its Affiliates).

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Section 8.19 Conflicts and Privilege.

(a) Each of the Parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that:

(i) The Basile Law Firm, P.C. (“Basile”) has acted as counsel to the Company and its Affiliates in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. FRLA agrees, and shall cause the Company to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company by Basile (or any successor) shall not preclude Basile from serving as counsel to the FRLA Parties or any director, member, shareholder, partner, officer or employee of the FRLA Parties, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby.

(ii) FRLA shall not, and shall cause the Company not to, seek or have Basile disqualified from any such representation based upon the prior representation of the Company by Basile. Each of the Parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 8.19 shall not be deemed exclusive of any other rights to which Basile is entitled whether pursuant to law, contract or otherwise.

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(b) All communications between the FRLA Parties or the Company, on the one hand, and Basile and Kunzler Bean & Adamson (“KBA”), respectively, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Surviving Company and shall not pass to or be claimed by any other Party. Accordingly, the Parties (excluding the Surviving Company) shall not have access to any Privileged Communications or to the files of Basile or KBA relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Surviving Company (and no other Party) shall be the sole holder of the attorney-client privilege with respect to such engagement, and none of the other Parties shall be a holder thereof, (ii) to the extent that files of Basile or KBA, respectively, in respect of such engagement constitute property of the client, only the Surviving Company (and no other Party) shall hold such property rights and (iii) Basile and KBA, respectively, shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any Party (excluding the Surviving Company) by reason of any attorney-client relationship between Basile or KBA, respectively, and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between FRLA or its Affiliates (including the Company), on the one hand, and a third party, on the other hand, FRLA and its Affiliates (including the Company) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party.

(c) This Section is intended for the benefit of, and shall be enforceable by, Basile and KBA, respectively. This Section 8.19 shall be irrevocable, and no term of this Section 8.19 may be amended, waived or modified, without the prior written consent of Basile and KBA, as applicable.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Water on Demand, Inc.

By /s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

Fortune Rise Acquisition Corp.

By /s/ Richard A. Brand
Name: Richard A. Brand
Title: Principal Executive Officer

FRLA Merger Sub, Inc.

By /s/ Richard A. Brand
Name: Richard A. Brand
Title: Chief Executive Officer

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